                                                             [Exhibit 10.4]

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                              AMENDED AND RESTATED
                            MASTER AGREEMENT OF SALE

                         Dated as of September 30, 1998

                                     between

                                  WARNACO INC.,

                                  as Originator


                                       and


                              GREGORY STREET, INC.,

                            as Buyer and as Servicer

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

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I

                               PURCHASES AND SALES


               1.1.  Purchases and Sales.......................................2
               1.2.  Timing of Purchases.......................................3
               1.3.  Consideration for Purchases...............................3
               1.4.  Purchase and Sale Termination Date........................3
               1.5.  Intention of the Parties..................................3


                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE




               2.1.  Calculation of Purchase Price.............................4

                                   ARTICLE III

                            PAYMENT OF PURCHASE PRICE



               3.1.  Payment of Purchase Price.................................6
               3.2.  Settlement as to Specific Receivables.....................6
               3.3.  Reconveyance of Receivables...............................7

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES



               4.1.  Conditions Precedent to this Agreement and the
                     Initial Purchase..........................................8
               4.2.  Certification as to Representations and Warranties........8

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                OF THE ORIGINATOR



               5.1.  Representations and Warranties; Covenants.................9

                                   ARTICLE VI

                  ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT
                               OF THE RECEIVABLES



               6.1.  Rights of the Buyer.......................................9
               6.2.  Responsibilities of the Originator........................9
               6.3.  Further Action Evidencing Purchases......................10
               6.4.  Application of Collections...............................11

                                   ARTICLE VII

                      PURCHASE AND SALE TERMINATION EVENTS



               7.1.  Purchase and Sale Termination Events.....................12
               7.2.  Remedies.................................................13

                                  ARTICLE VIII

                                 INDEMNIFICATION



               8.1.  Indemnities by the Originator............................14

                                   ARTICLE IX

                                  MISCELLANEOUS



               9.1.  Amendments, etc..........................................16
               9.2.  Notices, etc.............................................16
               9.3.  No Waiver; Cumulative Remedies...........................17
               9.4.  Binding Effect; Assignability............................17
               9.5.  Costs, Expenses and Taxes................................17
               9.6.  Governing Law and Jurisdiction...........................17
               9.7.  Waiver of Jury Trial.....................................18
               9.8.  Headings.................................................18
               9.9.  Execution in Counterparts................................18
               9.10.  Acknowledgment and Agreement............................18

                                    SCHEDULES

SCHEDULE I        Office Locations

SCHEDULE II       Trade Names

                                    EXHIBITS

EXHIBIT A         Form of Purchase Report

EXHIBIT B         Representations and Warranties

EXHIBIT C         Covenants


                              AMENDED AND RESTATED
                            MASTER AGREEMENT OF SALE

                  THIS AMENDED AND RESTATED MASTER AGREEMENT OF SALE (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of September 30, 1998, is between WARNACO INC., a Delaware corporation (together with its successors and assigns, "Warnaco"), as originator (together with its successors and assigns in such capacities, the "Originator") and GREGORY STREET, INC., a Delaware corporation (together with its successors and assigns in such capacities, "Gregory Street"), as buyer (together with its successors and assigns in such capacity, the "Buyer") and as servicer (together with its successors and assigns in such capacity, the "Servicer").

                                   Definitions

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Purchase and Sale Agreement of even date herewith (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase and Sale Agreement"), between Gregory Street and Warnaco Operations Corporation, a Delaware corporation (together with its successors and assigns, "Warnaco Operations").

                                    Recitals

                  1. The parties hereto wish to amend and restate that certain Master Agreement of Sale, dated as of January 5, 1997, between the Originator and the Buyer on the terms and conditions set forth herein.

                  2. The Originator wishes to continue selling certain Receivables and Related Rights (collectively, the "Transferred Assets") from time to time to the Buyer, and the Buyer is willing, on the terms and subject to the conditions set forth herein, to purchase such Receivables and Related Rights from the Originator.

                  3. The Buyer intends to sell to Warnaco Operations the Purchased Assets acquired hereunder pursuant to the Purchase and Sale Agreement in order to finance in part its purchases of Purchased Assets hereunder.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                               PURCHASES AND SALES

                  1.1. Purchases and Sales. On the terms and subject to the conditions set forth in this Agreement (including Article IV), and in consideration of the Purchase Price, the Originator agrees to sell to the Buyer, and does hereby sell to the Buyer, and the Buyer agrees to purchase from the Originator, and does hereby purchase from the Originator, without recourse and without regard to collectibility, all of the Originator's right, title and interest in, to and under:

                  (a) each Receivable in existence and owned by the Originator as of the close of the Originator's business on the Closing Date;

                  (b) each Receivable generated by the Originator from the close of the Originator's business on the Closing Date to and including the Purchase and Sale Termination Date;

                  (c) all rights to, but not the obligations under, all Related Security;

                  (d) all monies due or to become due with respect to any of the foregoing;

                  (e) all books and records related to any of the foregoing; and

                  (f) all proceeds thereof (as defined in the applicable UCC) received on or after the date hereof including, without limitation, all funds which either are received by the Originator or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors.

                  All purchases hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the Originator set forth in this Agreement and each other Transaction Document. The Buyer's foregoing commitment to purchase such Receivables (the "Purchased Receivables") and the proceeds and rights described in subsections (c) through (f) of this Section 1.1 (collectively, the "Related Rights") is herein called the "Purchase Facility".

                  1.2. Timing of Purchases. The Originator's entire right, title and interest in (i) each Receivable in existence and owned by the Originator as of the close of the Originator's business on the Closing Date and (ii) all Related Rights with respect thereto shall be deemed to have been sold to the Buyer on the Closing Date. After the Closing Date, each Receivable owned by the Originator and all Related Rights shall be sold and assigned to the Buyer (without any further action) upon the creation of such Receivable by the Originator.

                  1.3. Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make all Purchase Price payments to the Originator in accordance with Article III.

                  1.4. Purchase and Sale Termination Date. The "Purchase and Sale Termination Date" shall be the earlier to occur of (a) the date of the termination of this Agreement pursuant to Section 7.2 and (b) the Payment Date immediately following the day on which the Originator shall have given notice to the Buyer (with a copy to the Agent) that the Originator desires to terminate this Agreement. As used herein, "Payment Date" means (i) the Closing Date and
(ii) each Business Day thereafter that the Originator is open for business.

                  1.5. Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables and Related Rights by the Originator to the Buyer, as contemplated by this Agreement be, and be treated as, sales and not as loans secured by the Receivables and Related Rights. If, however, notwithstanding the intent of the parties, such transfers are deemed to be loans, the Originator hereby grants to the Buyer a first priority security interest in all of the Originator's right, title and interest in and to the Receivables and the Related Rights now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of the Originator's obligations hereunder.

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

                  2.1. Calculation of Purchase Price. On each Monthly Report Date, the Servicer shall deliver to the Buyer, the Agent and the Co-Agent a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the matters set forth therein and the Buyer's purchases of Purchased Assets from the Originator that:

                  (a) are to be made on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date), or

                  (b) were made during the period commencing on the Monthly Report Date immediately preceding such Monthly Report Date to (but not including) such Monthly Report Date (in the case of each subsequent Monthly Report).

                  The "Purchase Price" (to be paid by the Buyer to the Originator in accordance with the terms of Article III) for any Purchased Assets that are acquired by the Buyer hereunder shall be equal to (i) the Net Face Amount of the Purchased Assets minus (ii) the Factoring Charge related thereto. As used herein:

                           "Net Face Amount" shall mean, with respect to any Purchased Asset, the face amount of such Purchased Asset less all Trade Discounts, if applicable, and less an established rate for chargebacks of eight percent (8%).

                           "Factoring Charge" shall mean, with respect to any Purchased Asset, an amount equal to the sum of (i) the product of (x) the Net Face Amount of such Purchased Asset multiplied by (y) seven percent (7%) divided by Accounts Receivable Turns plus (ii) the Net Face Amount of such Purchased Asset multiplied by a seventy-five one hundredth (0.75) percent administration charge.

                           "Accounts Receivable Turns" shall be six (6) for Accounting Year 1998 or as otherwise agreed upon between the Originator and the Buyer (with notice to the Agent and the Co-Agent).

                           "Accounting Year" shall mean the 52-53 week year which the Originator and the Buyer shall agree upon, which year shall always end on a Saturday.

                           "Trade Discounts" shall mean, with respect to any Purchased Asset, all predetermined discounts extended by the Originator to the Originator's customers for any reason whatsoever.

                                   ARTICLE III

                            PAYMENT OF PURCHASE PRICE

                  3.1. Payment of Purchase Price. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to the Originator (i) on the Closing Date, the Purchase Price for all Purchased Assets in existence and owned by the Originator at the close of business of the Originator on the Closing Date and (ii) on each Business Day after the Closing Date, the Purchase Price for all Purchased Assets with respect to which a sale is made to the Buyer hereunder.

                  3.2.  Settlement as to Specific Receivables and Dilution.

                  (a) If on the day of purchase of any Receivable from the Originator hereunder, any of the representations or warranties of the Originator set forth in paragraph (d), (g) or (z) of Exhibit B is not true with respect to such Receivable or as a result of any action or inaction of the Originator, on any day any of such representations or warranties set forth in paragraph (d),
(g) or (z) is no longer true with respect to such a Receivable, then the Purchase Price with respect to such Receivables shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Originator as provided in subsection (c) below; provided that if the Buyer thereafter receives payment on account of Collections due with respect to such Receivable, the Buyer promptly shall deliver such funds to the Originator.

                  (b) If, on any day, the Outstanding Balance of any Receivable purchased hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by the Originator, the Buyer or the Servicer or any offset, setoff or dispute between the Originator or the Servicer and an Obligor as indicated on the books of the Buyer (or, for periods prior to the Closing Date, the books of the Originator), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to the Originator as provided in subsection (c) below.

                  (c) Any reduction in the Purchase Price of any Receivable pursuant to subsection (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from the Originator hereunder; provided, however, if there are no purchases of Receivables from the Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit shall be paid in cash to the Buyer by the Originator in the manner to be determined at such time between the Buyer and the Originator; provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by the Originator to the Buyer by deposit in immediately available funds into the Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

                  (d) Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Receivables purchased by the Originator, a calculation of the aggregate reductions described in subsection (a) or (b) relating to such Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Buyer (or, for such period prior to the Closing Date, the books of the Originator).

                  3.3. Reconveyance of Receivables. In the event that the Originator has paid to the Buyer the full Outstanding Balance of any Receivable pursuant to Section 3.2, the Buyer shall reconvey such Receivable to the Originator, without representation or warranty, but free and clear of all liens created by the Buyer.

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

                  4.1. Conditions Precedent to this Agreement and the Initial Purchase. The effectiveness of this Agreement and the purchase hereunder of the Receivables in existence on the Closing Date are each subject to the conditions precedent that the Buyer shall have received, in form and substance satisfactory to the Buyer, the following (the date on which such conditions have been satisfied in full, the "Closing Date"):

                  (a) This Agreement, the Purchase and Sale Agreement and the Receivables Purchase Agreement, duly executed by the parties thereto, together with evidence that all conditions precedent thereunder shall have been met; and

                  (b) Such other agreements, instruments, certificates, opinions and other documents as the Buyer shall reasonably request.

                  Payment by the Buyer of the Purchase Price for the Receivables in existence at the close of business of the Originator on the Closing Date shall be deemed to be the Buyer's agreement that all such conditions precedent have been satisfied or waived.

                  4.2. Certification as to Representations and Warranties. The Originator, by accepting the Purchase Price related to each purchase of Purchased Assets, shall be deemed to have certified that the representations and warranties contained in Exhibit B are true and correct on and as of such day, with the same effect as though made on and as of such day.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                OF THE ORIGINATOR

                  5.1. Representations and Warranties; Covenants. In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, the Originator hereby makes the representations and warranties and hereby agrees to perform and observe the covenants set forth in Exhibits B and C, respectively.

                                   ARTICLE VI

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

                  6.1. Rights of the Buyer. The Originator hereby authorizes the Buyer and the Servicer or their respective designees to take any and all steps in the Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables and Related Rights, including, without limitation, endorsing the Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

                  Upon acquisition by the Buyer of any Transferred Asset, the Buyer shall become entitled to all of the ownership, title, right, securities or guaranties possessed by the Originator in respect to such Transferred Assets, including the right to stoppage-in-transit and to replevin in any of the merchandise covered by such Transferred Assets including, but not limited to, any and all of the merchandise that may be rejected, returned, or reconsigned and in any new claim or account created through the resale or exchange of merchandise and including the right to collect and receive all moneys due thereunder.

                  6.2. Responsibilities of the Originator. Anything herein to the contrary notwithstanding:

                  (a) The Originator agrees to (A) direct, and hereby grants to each of the Buyer and its assignees the authority to direct, all Obligors of Receivables purchased by the Buyer to make payments of such Receivables directly to the Collection Account or to post office boxes to which only the Collection Account

Bank has access, and (B) to transfer any Collections that it receives directly, into the Collection Account within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Buyer.

                  (b) The Originator shall perform its obligations hereunder, and the exercise by the Buyer or its assignees of their respective rights hereunder shall not relieve the Originator from such obligations.

                  (c) None of the Buyer, the Servicer or any assignee of the Buyer shall have any obligation or liability to any Obligor or any other third party with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer or any assignee of the Buyer be obligated to perform any of the obligations of the Originator thereunder.

                  (d) The Originator hereby grants to the Buyer, the Servicer and the assignees of the Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by the Buyer (whether or not from the Originator) in connection with any Receivable or Related Right.

                  6.3. Further Action Evidencing Purchases. The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer or the Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables (and the Related Rights) purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, the Originator will
(a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate and (b) mark the summary master control data processing records with a legend indicating that the Purchased Assets have been sold to the Buyer and subsequently sold by the Buyer under the Purchase and Sale Agreement.

                  The Originator hereby authorizes the Buyer or its assignees to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables (and the Related Rights) now owned by or hereafter acquired by the Originator. If the Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its assignees may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer or its assignees incurred in connection therewith shall be payable by the Originator as provided in Section 8.1.

                  In furtherance of the foregoing, upon written request of Buyer, the Originator agrees to furnish the Buyer with originals or copies of any invoices or evidence of shipment of goods underlying the Purchased Assets.

                  6.4. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Buyer or the Administrator, be applied first, as a Collection of any Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

                                   ARTICLE VII

                      PURCHASE AND SALE TERMINATION EVENTS

                  7.1. Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a "Purchase and Sale Termination Event":

                  (a) A Purchase and Sale Termination Event under the Purchase and Sale Agreement shall have occurred; or

                  (b) The Originator shall fail to make when due any payment or deposit to be made by the Originator under this Agreement within three (3) Business Days of the date on which such payment or deposit is due; or

                  (c) Any representation or warranty made or deemed to be made by the Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) The Originator shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after the Originator shall have obtained actual knowledge or notice thereof; or

                  (e)(i) The Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for all or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (ii) the Originator shall take any corporate action to authorize any of the actions set forth in clause (i) above in this Section 7.1(e); or

                  (f) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) the Internal Revenue Service shall file a notice of a lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of the Originator or any ERISA Affiliate, or (iii) the Pension Benefit Guaranty Corporation shall file notice of a lien asserting a claim pursuant to ERISA with regard to any assets of the Originator or an ERISA Affiliate.

                  (g) There shall have occurred any event that would, with the giving of notice or the passing of time or both, have a Material Adverse Effect.

                  7.2. Remedies.

                           (i) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Buyer shall have the option by notice to the Originator (with a copy to Warnaco Operations and the Agent) to declare the Purchase and Sale Termination Date to have occurred.

                           (ii) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to this Section 7.2, the Buyer shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  8.1. Indemnities by the Originator. Without limiting any other rights which the Buyer or any Purchase and Sale Indemnified Party may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Buyer and each of its assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from this Agreement (whether directly or indirectly), the use of the proceeds acquired by the Originator hereunder, the ownership of the Receivables and Related Rights or in respect of any Receivable, Related Security or Contract (other than with respect to the collectibility of the Receivables for credit-related reasons). Without limiting or being limited by the foregoing, and subject to the exclusions set forth below, the Originator shall pay on demand to each Purchase and Sale Indemnified Party any and all amounts necessary to indemnify such party from and against any and all Purchase and Sale Indemnified Amounts resulting from any of the following:

                  (a) the transfer by the Originator of an interest in any Receivable or Related Right to any Person other than the Buyer;

                  (b) the breach of any representation or warranty made by the Originator under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Originator pursuant hereto or thereto which shall have been false or incorrect in any respect when made or deemed made;

                  (c) the failure by the Originator to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                  (d) the failure to vest and maintain vested in the Buyer an ownership interest in the Receivables and the Related Rights free and clear of any Adverse Claim;

                  (e) the failure of the Originator to file with respect to itself, or any delay by the Originator in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables or any Related Rights, whether at the time of any purchase or at any subsequent time;

                  (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the goods or services related to any such Receivable or the furnishing of or failure to furnish such goods or services;

                  (g) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;

                  (h) any litigation, proceeding or investigation against the Originator;

                  (i) any tax or governmental fee or charge (other than any tax excluded pursuant to the proviso below), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables or any Related Right connected with any such Receivables; and

                  (j) any failure of the Originator to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of a Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables due to credit reasons to any indemnitor (except as otherwise specifically provided under this Section 8.1) and (iii) any tax based upon or measured by net income or gross receipts.

                                   ARTICLE IX

                                  MISCELLANEOUS


          9.1. Amendments, etc.

                  (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Buyer, the Servicer, the Agent and the Originator (with respect to an amendment) or by the Buyer (with respect to a waiver or consent by it).

                  (b) No failure or delay on the part of the Buyer, the Servicer, the Originator or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or the Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  9.2. Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first-class mail) and notices and communications sent by other means shall be effective when received.

          If to the Buyer:

          GREGORY STREET, INC.
          325 Lafayette Street
          Bridgeport, Connecticut  06601
          Attention:  Carl J. Deddens, Assistant Treasurer
          Telephone:  (203) 579-8040
          Telecopy:   (203) 334-6621

          If to the Originator:

          WARNACO INC.
          90 Park Avenue, 26th Floor
          New York, New York  10016
          Attention:  Stanley P. Silverstein
          Telephone:  (212) 370-8455
          Telecopy:   (212) 687-0480

                  9.3. No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  9.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Originator and their respective successors and permitted assigns; provided, however, that the Originator may not assign its rights hereunder or any interest herein or delegate its duties hereunder without the prior consent of the Buyer and the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Purchase and Sale Termination Date on which the Originator has received payment in full for all Receivables and Related Rights purchased pursuant to Section 1.1 hereof. The rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article V and the indemnification and payment provisions of Article VIII and Section 9.5 shall be continuing and shall survive any termination of this Agreement.

                  9.5. Costs, Expenses and Taxes. In addition to the obligations of the Originator under Article XIII, the Originator agrees to pay on demand:

                  (a) all reasonable costs and expenses in connection with the enforcement of this Agreement and the other Transaction Documents; and

                  (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  9.6. Governing Law and Jurisdiction. This Agreement shall be deemed to be a contract made under and governed by the internal laws of the State of

New York (including for such purpose Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) except to the extent that the validity or perfection of a security interest or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of New York.

                  9.7. Waiver of Jury Trial. Each of the parties hereto waives its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this agreement or the transactions contemplated hereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims or otherwise. Each of the parties hereto agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, each of the parties hereto further agrees that its respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding that seeks, in whole or in part, to challenge the validity or enforceability of this agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement.

                  9.8. Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

                  9.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  9.10. Acknowledgment and Agreement. By execution below, the Originator expressly acknowledges and agrees that all of the Buyer's rights, title, and interests in, to, and under this Agreement shall be assigned by the Buyer to Warnaco Operations pursuant to the Purchase and Sale Agreement, and the Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that Warnaco Operations is a third-party beneficiary of the rights of the Buyer arising hereunder and under the other Transaction Documents to which the Originator is a party.

                  IN WITNESS WHEREOF, the parties have caused this Amended and Restated Master Agreement of Sale to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           WARNACO INC.,
                            as Originator

                           By: /s/ William S. Finkelstein
                              ----------------------------
                              Name:   William S. Finkelstein
                              Title:  Senior Vice President and
                                         Chief Financial Officer

                           GREGORY STREET, INC., as Buyer and
                            as Servicer

                            By: /s/ Carl J. Deddens
                               ---------------------
                               Name:  Carl J. Deddens
                               Title: Assistant Treasurer

                                   SCHEDULE I

                                OFFICE LOCATIONS

90 Park Avenue, 26th Floor
New York, New York  10016

                                   SCHEDULE II

                                   TRADE NAMES

Calvin Klein Mens Underwear
Calvin Klein Womens Underwear/Sleepwear
Chaps Sportswear & Dress
Warners Intimate Apparel
Olga Intimate Apparel

                                                                       EXHIBIT A

                            [FORM OF PURCHASE REPORT]

                                                                       EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES

                  1. Representations and Warranties of the Originator. The Originator represents and warrants as follows:

                  (a) The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Originator of this Agreement and the other Transaction Documents to which it is a party:
(i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene in any material respect or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or (D) any law or any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Originator.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Originator of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Receivables Purchase Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

                  (d) Each sale of Receivables and Related Rights made by the Originator pursuant to this Agreement shall constitute a valid sale, transfer and assignment thereof to the Buyer, enforceable against creditors of, and purchasers from, the Originator; and each of the Agreement and the other Transaction Documents to which the Originator is a party constitutes its legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) There is no litigation or, to the Originator's knowledge, any proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the sale of Receivables and Related Rights to the Buyer or the consummation of any of the other transactions contemplated by any Transaction Document or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

                  (f) No proceeds acquired by the Originator under this Agreement will be used by the Originator to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (g) The Originator is the legal and beneficial owner of each Receivable (together with the Related Rights) which is to be sold to the Buyer hereunder, free and clear of any Adverse Claim. Whenever the Buyer makes a purchase hereunder, it shall have acquired a valid and enforceable perfected ownership interest in such Receivable and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering any such Receivable is on file in any recording office, except those filed in favor of (A) the Buyer pursuant to this Agreement, (B) Warnaco Operations pursuant to the Purchase and Sale Agreement and (C) the Agent pursuant to the Receivables Purchase Agreement.

                  (h) Each Purchase Report (if prepared by the Originator or one of its Affiliates, or to the extent that information contained therein is supplied by the Originator or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Originator to the Agent in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished.

                  (i) The Originator's principal place of business and chief executive office (as such terms are used in the UCC) is located at the address set forth in Section 9.2 hereof, and the office where it keeps its records concerning the

Receivables are located at the address specified on Schedule I (or at such other locations, notified to Servicer and the Agent in accordance with paragraph 1(b) of Exhibit C, where all actions required by Section 6.3 of this Agreement have been taken and completed).

                  (j) The Originator is not in violation of any order of any court, arbitrator or Governmental Authority, the violation of which would have a Material Adverse Effect on the Originator.

                  (k) No proceeds acquired by the Originator under this Agreement will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

                  (l) Unless otherwise identified to the Buyer in the related Purchase Report, each Receivable sold hereunder is on the date of sale an Eligible Receivable.

                  (m) No transaction contemplated hereby acquires compliance with any sales bulk act or similar law.

                  (n) The Originator has complied in all material respects with the Credit and Collection Policy.

                  (o) The Originator has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

                  (p) The Originator's complete corporate name is set forth in the preamble to the Agreement, and it does not use and has not since its incorporation used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule II to this Agreement.

                  (q) The Originator is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Originator is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (r) The Originator has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by the Originator may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have any Material Adverse Effect.

                  (s) The Originator has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

                  (t) The Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect, and there are no labor controversies pending against the Originator that have had (or are reasonably likely to have) a Material Adverse Effect.

                  (u) The Originator is in compliance, in all material respects, with the requirements of (i) all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts) (excluding with respect to environmental matters which are covered by clause (ii)), and (ii) to the best of its knowledge, all applicable environmental laws, rules, regulations and orders of all governmental authorities.

                  (v) The Originator is aware that Warnaco Operations, the Investors, the Agent and the Co-Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer's identity as a legal entity separate from the Originator.

                  (w) The purchase price payable by the Buyer to the Originator hereunder is intended by the Originator and Buyer to be consistent with the terms that would be obtained in an arm's-length sale.

                  (x) On the date hereof, and on the date of each sale of Receivables by the Originator to the Buyer (both before and after giving effect to such sale), the Originator shall be Solvent.

                  (y) The balance sheets of the Originator and its consolidated Subsidiaries as at January 3, 1998, and the related income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Agent and the Co-Agent, fairly present the financial condition of the Originator and its consolidated Subsidiaries as at such date and the results of the operations of the Originator and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since January 3, 1998 there has been no event or circumstance which has had a Material Adverse Effect.

                  (z) At the time of each purchase of Receivables and Related Rights hereunder by the Buyer, the Originator shall be deemed to represent and warrant that: (i) it owns all of such Transferred Assets free and clear of any liens, claims, charges, options, or encumbrances, (ii) each and every account receivable which is part of the Transferred Assets represents a bona fide sale covering the kind, quantity, and quality of merchandise stated therein and the same has been delivered, and there are no counterclaims or offsets against the amounts shown due on the related account, and the merchandise has not been sold on consignment nor with any return privilege whatsoever, except defective merchandise, and (iii) the Originator has no information or reason to suspect that any Obligor under a Transferred Asset is other than a good financial risk.

                                                                       EXHIBIT C

                                    COVENANTS


                  1. Covenants of the Originator. From the date hereof until the first day following the Purchase and Sale Termination Date:

                  (a) Compliance with Laws, Etc. The Originator shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

                  (b) Offices, Records and Books of Account, Etc. The
Originator: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Originator set forth under its name on the signature page to the Agreement or, upon 30 days' prior written notice to the Buyer and the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Buyer or its assignees to protect and perfect the interest of the Buyer in the Receivables and Related Rights have been taken and completed and (ii) shall provide the Buyer and its assignees with at least 30 days' written notice before making any change in the Originator's name or making any other change in the Originator's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Buyer or its assignees pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Originator also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit, as and when necessary, the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                  (c) Performance and Compliance with Credit and Collection Policy. The Originator shall fully comply in all material respects with the Credit and Collection Policy.

                  (d) Sales, Liens, Etc. The Originator shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Receivable, Related Rights or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph; it being understood that the Servicer may sell a Defaulted Receivable if the Servicer believes in good faith that such sale will maximize the amount to be received by the Buyer with respect to such Receivable.

                  (e) Change in Credit and Collection Policy. The Originator shall not make any material change in the character of its business or the Credit and Collection Policy that would materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Originator to perform its obligations under the Agreement.

                  (f) Audits. (i) The Originator shall from time to time during regular business hours as reasonably requested in advance (unless a Purchase and Sale Termination Event exists) by the Buyer, Warnaco Operations, the Agent or the Co-Agent, permit the Buyer, Warnaco Operations, the Agent or the Co-Agent, or their agents or representatives: (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Originator relating to Receivables and the Related Security, including the related Contracts, and (B) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or the Originator's performance under the Transaction Documents with any of the officers, employees, agents or contractors of the Originator, having knowledge of such matters; and
(ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon five Business Days prior written notice from the Buyer, Warnaco Operations, the Agent or the Co-Agent, permit certified public accountants or other auditors acceptable to the Buyer, Warnaco Operations, the Agent or the Co-Agent to conduct a review of the Originator's books and records, at the Originator's expense, with respect to the Receivables.

                  (g) Change in Collection Account Bank, Collection Account and Payment Instructions to Obligors. The Originator shall not, and shall not permit the

Servicer to, terminate the Collection Account Bank or the Collection Account, or make any change in its instructions to Obligors regarding payments to be made to the Originator, such Originator, the Servicer or the Collection Account (or related post office box), unless the Agent shall have consented thereto in writing (which consent shall not be unreasonably withheld) and the Agent shall have received copies of all agreements and documents (including a Collection Account Agreement) that it may request in connection therewith.

                  (h) Deposits to Collection Account. The Originator shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to the Collection Account or to post office boxes to which only the Collection Account Bank has access (and shall instruct the Collection Account Bank to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into the Collection Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into the Collection Account not later than two (2) Business Days after receipt thereof. The Originator will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections.

                  (i) Reporting Requirements. The Originator shall provide to the Buyer and the Agent the following:

                           (i) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Originator, (a) a copy of the unaudited balance sheet of the Originator, as at the end of such quarter, together with unaudited statements of earnings, stockholders' equity for such quarter and the portion of the fiscal year through such quarter, prepared in accordance with GAAP and certified by the chief financial officer, treasurer or chief accounting officer of the Originator, and (b) a letter from the chief financial officer, treasurer or chief accounting officer of the Originator, certifying to the best knowledge of such officer, that neither a Purchase and Sale Termination Event nor an Unmatured Purchase and Sale Termination Event has occurred and is continuing;

                           (ii) As soon as available and in any event within 90 days after the end of each fiscal year of the Originator, (a) a copy of the unaudited balance sheet of the Originator, as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity for such fiscal year, prepared in accordance with GAAP applied consistently throughout the periods reflected therein, and
         (b) a letter from the chief financial officer, treasurer or chief accounting officer of the Originator, certifying to the best knowledge of such officer, that neither a Purchase and Sale Termination Event nor an Unmatured Purchase and Sale Termination Event has occurred and is continuing, in each case as at the end of each such fiscal year and the date of delivery of such letter;



                           (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Originator or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Originator or any Affiliate receives from any of the foregoing or from any multi-employer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Originator or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Originator and/or any such Affiliate;

                           (iv) promptly after the Originator obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Originator and any Person or (B) material litigation or proceeding relating to any Transaction Document;

                           (v) promptly after the occurrence thereof, notice of a change in the business, operations, property or financial or other condition of the Originator or the Servicer which would have a Material Adverse Effect; and

                           (vi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Originator or any of its Affiliates as the Buyer, Warnaco Operations, the Agent or the Co-Agent may from time to time reasonably request upon reasonable notice.

                  (j) Certain Agreements. Without the prior written consent of the Agent and the Co-Agent, the Originator will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party.

                  (k) Extension or Amendment of Receivables. Except as provided in Section 4.2(a) of the Receivables Purchase Agreement and the Credit and Collection Policy, the Originator shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any related Contract.

                  (l) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. The Originator shall not take any action to cause or permit any Receivable purchased by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable UCC) unless such "instrument" or "chattel paper" shall be delivered to the Buyer (which in turn shall deliver the same to the Agent on behalf of the Issuers).

                  (m) Mergers, Acquisitions, Sales, etc. The Originator shall not merge or consolidate with another Person (except pursuant to a merger or consolidation involving the Originator where the Originator is the surviving corporation), or convey, transfer, lease or otherwise dispose of (whether in one or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), other than pursuant to this Agreement).

                  (n) Accounting for Purchases. The Originator shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and Related Rights by the Originator to the Buyer.

                  (o) Transaction Documents. The Originator shall not enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of the Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Documents.

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